Report of Independent Registered Public A ccounting Firm

To the Shareholders and
Board of Trustees of
Federated Managed Allocation Portfolios

In planning and performing our audits of the fina ncial statements of Federated Balanced
Allocation Fund, (the "Fund") as of and for the y ear ended November 30, 2009, in accordance with the standards of the Public Company Accountin g Oversight Board (United States), we considered the Fund's internal control over financ ial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the e ffectiveness of the Fund's internal control over financial reporting. Accordingly, we express no su ch opinion.

Management of the Fund is responsible for establish ing and maintaining effective internal control over financial reporting. In fulfilling this respon sibility, estimates and judgments by management are required to assess the expected benefits and re lated costs of controls. A company's internal control over financial reporting is a process desig ned to provide reasonable assurance regarding the reliability of financial reporting and the prepar ation of financial statements for external purposes in accordance with generally accepted accou nting principles. A company's internal control over financial reporting includes those poli cies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, a ccurately and fairly reflect the transactions and dispositions of the assets of the company; (2) prov ide reasonable assurance that transactions are recorded as necessary to permit preparation of financ ial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made in accordance with authorizations of management and d irectors of the company; and (3) provide reasonable assurance regarding prevention or timely d etection of the unauthorized acquisition, use, or disposition of the company's assets that could hav e a material affect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluat ion of effectiveness to future periods are subject to the risk that controls may become inadequat e because of changes in conditions, or that the degree of compliance with the policies or procedur es may deteriorate.

A deficiency in internal control over financial repor ting exists when the design or operation of a control does not allow management or employees, in th e normal course of performing their assigned functions, to prevent or detect misstatement s on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in inter nal control over financial reporting, such that there is a reasonable possibility that a material miss tatement of the Fund's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Fund's internal control over f inancial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses und er standards established by the Public
Company Accounting Oversight Board (United States). H owever, we noted no deficiencies in the Fund's internal control over financial reporting and i ts operation, including controls over safeguarding securities that we consider to be a mater ial weakness as defined above as of November 30, 2009.

This report is intended solely for the information and
 use of management and the Board of
Trustees of Federated Managed Allocation Portfolios an d the Securities and Exchange
Commission and is not intended to be and should not be
 used by anyone other than those specified parties.





/s/ KPMG LLP
Boston, Massachusetts
January 22, 2010